Filed Pursuant to Rule 424(b)(5)

Registration No. 333-295862

PROSPECTUS SUPPLEMENT

(To Prospectus dated May 22, 2026)

$100,000,000

Common Stock

We have entered into a sales agreement with TD Securities (USA) LLC, or TD Cowen, dated May 13, 2026, or the Sales Agreement, relating to the sale of shares of our common stock, par value $0.001 per share, offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the Sales Agreement, we may offer and sell shares of our common stock having an aggregate offering price of up to $100,000,000 through TD Cowen, acting as our agent or principal.

Our common stock is listed on The Nasdaq Global Market, or Nasdaq, under the symbol “TARA.” On May 11, 2026, the last reported sale price of our common stock was $5.27 per share.

Sales of our common stock, if any, under this prospectus supplement and the accompanying prospectus may be made in sales deemed to be in negotiated transactions, including block trades or block sales, or by any method permitted by law to be deemed an “at the market offering” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, or the Securities Act, including without limitation sales made through Nasdaq or on any other trading market for our common stock, or by any other method permitted by law. TD Cowen is not required to sell any specific amount of our common stock, but will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between TD Cowen and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The compensation to TD Cowen for sales of common stock sold pursuant to the Sales Agreement will be an amount up to 3.0% of the gross proceeds of any shares of common stock sold thereunder. See “Plan of Distribution” beginning on page S-12 of this prospectus supplement for additional information regarding the compensation to be paid to TD Cowen. In connection with the sale of the common stock on our behalf, TD Cowen may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of TD Cowen may be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to TD Cowen with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended, or the Exchange Act.

Investing in our common stock involves a high degree of risk. Before making an investment decision, please read the information under the heading “Risk Factors” beginning on page S-6 of this prospectus supplement and page 7 of the accompanying prospectus and under similar headings in the other documents that are incorporated by reference into this prospectus supplement as described on page S-14 of this prospectus supplement.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

TD Cowen

The date of this prospectus supplement is May 22, 2026.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is a part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in the accompanying prospectus in one or more offerings up to a total aggregate offering price of $300,000,000. The $100,000,000 of common stock that may be offered, issued and sold under this prospectus supplement is included in the amount of securities that may be offered, issued and sold by us pursuant to our shelf registration statement.

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of common stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, provides more general information about our common stock. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or the documents incorporated by reference, you should rely on the information in this prospectus supplement. Any statements made in this prospectus supplement or the accompanying prospectus concerning the provisions of legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter. Before investing in our common stock, you should carefully read both this prospectus supplement and the accompanying prospectus, together with the additional information described under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus and in any free writing prospectus we authorize that supplements this prospectus supplement. We have not, and the underwriters have not, authorized any other person to provide you with different information or make any representations other than those contained or incorporated by reference in this prospectus supplement. If anyone other than us provides you with different or inconsistent information, you should not rely on it. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since the date of those respective documents.

Unless otherwise stated, all references in this prospectus supplement to “we,” “us,” “our,” “Protara,” the “Company” and similar designations refer to Protara Therapeutics, Inc. This prospectus supplement, including the information incorporated by reference into this prospectus supplement, contains references to trademarks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus supplement, including logos, artwork and other visual displays, may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

This following summary highlights information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement. This summary is not complete and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus supplement, the accompanying prospectus, including the information incorporated by reference therein or herein, and any related free writing prospectus that we have authorized for use in connection with this offering, including the risks of investing in our securities discussed under the heading “Risk Factors” in this prospectus supplement on page S-6 and in the documents incorporated by reference into this prospectus supplement.

Unless the context indicates otherwise, references in this prospectus supplement and the accompanying prospectus to “Protara,” “Protara Therapeutics,” “the Company,” “we,” “us,” “our” and similar references refer to Protara Therapeutics, Inc.

Overview

We are a New York City based clinical-stage biopharmaceutical company committed to advancing transformative therapies for the treatment of cancer and rare diseases. We were founded on the principle of applying modern scientific, regulatory or manufacturing advancements to established mechanisms in order to create new development opportunities. We prioritize creativity, integrity and tenacity to expedite our goal of bringing life-changing therapies to people with limited treatment options.

Our portfolio includes two development programs utilizing TARA-002, an investigational cell therapy based on the broad immunopotentiator, OK-432, which was originally granted marketing approval by the Japanese Ministry of Health and Welfare as an immunopotentiating cancer therapeutic agent. This cell therapy is currently approved in Japan and Taiwan for lymphatic malformations, or LMs, and multiple oncologic indications. We have secured worldwide rights to the asset excluding Japan and Taiwan and are exploring its use in oncology and rare disease indications. TARA-002 was developed from the same master cell bank of genetically distinct group A Streptococcus pyogenes as OK-432 (marketed as Picibanil® in Japan by Chugai Pharmaceutical Co., Ltd., or Chugai Pharmaceutical). We are currently developing TARA-002 in non-muscle invasive bladder cancer, or NMIBC, and LMs. We are also pursuing Intravenous, or IV, Choline Chloride, an investigational phospholipid substrate replacement therapy, for patients receiving parenteral support, or PS, which includes both nutrition and fluids.

We have devoted substantial efforts to the development of our programs and do not have any approved products and, to date, have not generated any revenues from product sales. Neither TARA-002 nor IV Choline Chloride have been approved by the U.S. Food and Drug Administration, or FDA, or other comparable regulatory authorities for use for any indications. We do not expect to generate revenues in the near-term, and it is possible we may never generate revenues in the future. To finance our current strategic plans, including the conduct of ongoing and future clinical trials and further research and development costs, we will need to raise additional capital.

TARA-002 in NMIBC

Our lead oncology program is TARA-002 in NMIBC, which is cancer found in the tissue that lines the inner surface of the bladder that has not spread into the bladder muscle. Bladder cancer is the sixth most common cancer in the U.S., with NMIBC representing approximately 80% of bladder cancer diagnoses. Approximately 65,000 patients are diagnosed with NMIBC in the U.S. each year. Very few new therapeutics have been approved for NMIBC since the 1990s and the current standard of care for NMIBC includes intravesical Bacillus Calmette-Guérin, or BCG.

Following the completion of our Phase 1a ADVANCED-1 and Phase 1b ADVANCED-1EXP trials in October 2024 and September 2024, respectively, to evaluate safety, preliminary efficacy and the dosing of TARA-002, at the 40KE (Klinische Einheit, or KE, is a German term indicating a specified weight of dried cells in vial) dose level, we initiated and are currently conducting our ADVANCED-2 clinical trial. ADVANCED-2 is a Phase 2 open-label clinical trial evaluating intravesical TARA-002 in patients with high-grade carcinoma in situ, or CIS. Cohort A of the Phase 2 trial has completed enrollment and enrolled 31 patients with CIS (± Ta/T1, with Ta defined as non-invasive papillary carcinoma and T1 defined as carcinoma invading the lamina propria) who are either BCG-Naïve or BCG-Exposed and who have not received intravesical BCG for at least 24 months prior to CIS diagnosis. Cohort B of the Phase 2 trial is expected to enroll 75 to 100 patients with BCG-Unresponsive CIS (± Ta/T1) and is designed to be registrational based on the FDA’s August 2024 Draft Guidance for Industry on BCG-Unresponsive Nonmuscle Invasive Bladder Cancer: Developing Drugs and Biological Products for Treatment. Trial subjects in ADVANCED-2 receive an induction course, with or without a reinduction, of six weekly intravesical instillations of TARA-002, followed by a maintenance course of three weekly instillations every three months.

In February 2026, we presented updated interim data from our ongoing Phase 2 open-label ADVANCED-2 trial reporting results that continue to support TARA-002’s potential as a new therapy in the NMIBC treatment landscape and demonstrating meaningful and durable activity in BCG-Unresponsive and BCG-Naïve NMIBC patients.

The dataset includes 43 BCG-Unresponsive patients and 31 BCG-Naïve patients who received at least one dose of TARA-002; 35 BCG-Unresponsive patients and 29 BCG-Naïve patients completed at least one response assessment and were evaluable for efficacy as of a January 28, 2026 data cutoff. Complete response, or CR, rates at the six months and 12 months landmark time points include all participants who were either evaluable at that time point or had experienced disease progression or treatment failure prior to the scheduled visit.

For the BCG-Unresponsive cohort, the CR rate at any time was 65.7% (23/35). The CR rate was 68.2% (15/22) at six months and 33.3% (5/15) at 12 months. Among responders, the Kaplan-Meier, or KM, estimated probability of maintaining a CR for six months was 71.1% (95% confidence interval, or CI: 46.7, 95.5), and 100% (5/5) maintained their CR from nine to 12 months. Re-induction therapy successfully converted 61.5% (8/13) non-responders to a CR at six months.

For the BCG-Naïve cohort, the CR rate at any time was 72.4% (21/29). The CR rate was 66.7% (18/27) at six months and 57.9% (11/19) at 12 months. Among responders, the KM estimated probability of maintaining a CR for six months was 73.1% (95% CI: 52.9, 93.4), and 100% (11/11) maintained their CR from nine to 12 months. Re-induction therapy successfully converted 66.7% (4/6) non-responders to a CR at six months.

The majority of treatment-related adverse events, or TRAEs, were Grade 1 and transient with no Grade 3 or greater TRAEs and no related serious adverse events, or SAEs, as assessed by study investigators. No patients discontinued treatment due to TRAEs. The most commonly occurring TRAEs were dysuria (14%), bladder spasm (9%), fatigue (7%) and micturition urgency (5%).

In March 2026, we announced that we have received confirmation on the six-month CR rate of the 25th BCG-Unresponsive patient in our ongoing Phase 2 open-label ADVANCED-2 trial of TARA-002 in patients with CIS (± Ta/T1) NMIBC. The average six-month CR rate in the 25 BCG-Unresponsive patients is 68.0%, which is consistent with the 68.2% CR rate at six months that was announced by us in February 2026, and is meaningfully above 41.9%.

We expect to complete enrollment of the BCG-Unresponsive registrational cohort of the ADVANCED-2 trial in the second half of 2026. Enrollment is complete in the BCG-Naïve cohort of the ADVANCED-2 trial with 31 patients. We are planning a proposed registrational trial in BCG-Naïve and potentially BCG-Exposed patients. The FDA has agreed that BCG is not required as a comparator and that intravesical chemotherapy is an acceptable comparator to TARA-002 in BCG-Naïve patients. We are continuing to engage with the FDA on aspects of the analysis plan, and we intend to initiate the ADVANCED-3 trial in the second half of 2026.

In addition to our existing clinical trials in NMIBC, we plan to continue to explore the anti-tumor activity related to the administration of TARA-002 via systemic administration. We continue to believe that combination therapy may play a meaningful role in the NMIBC treatment paradigm and intend to evaluate TARA-002 in combination with other therapies. Given what we have observed to date of TARA-002’s mechanism of action and safety profile, we believe it has strong potential as a combination agent, and we continue to evaluate potential combination therapy options for our clinical program. We also continue to conduct non-clinical studies on TARA-002 to better characterize the mechanism of action to help us understand how TARA-002 may perform in potential combinations with other agents used to treat NMIBC, and to help us define other cancer targets for TARA-002, both within urothelial cancer and other types of cancer affecting different parts of the body.

IV Choline Chloride for Patients on PS

We are also pursuing IV Choline Chloride, an investigational phospholipid substrate replacement therapy, for patients receiving PS which includes both nutrition and fluids. Choline is a known important substrate for phospholipids that are critical for healthy liver function and also plays an important role in modulating gene expression, cell membrane signaling, brain development, neurotransmission, muscle function and bone health. PS patients are unable to synthesize choline from enteral nutrition sources, and there are currently no available PS formulations containing choline. Every year in the U.S. there are approximately 90,000 people who require PS at home and of those approximately 30,000 are on long-term PS. IV Choline Chloride has the potential to become the first FDA-approved IV choline formulation for PS patients.

An IV formulation of choline is recommended for patients on parenteral nutrition, or PN, by the American Society for Parenteral and Enteral Nutrition, or ASPEN, in their Recommendations for Changes in Commercially Available Parenteral Multivitamin and Multi–Trace Element Products, as well as by the European Society for Clinical Nutrition and Metabolism, or ESPEN, in their Guideline on Home Parenteral Nutrition. IV Choline Chloride has been granted Orphan Drug Designation, or ODD, by the FDA for the prevention and/or treatment of choline deficiency in patients on long-term PN. The FDA has also granted IV Choline Chloride Fast Track Designation, or FTD, as a source of choline when oral or enteral nutrition is not possible, insufficient, or contraindicated. The U.S. Patent and Trademark Office, or USPTO, has issued us a U.S. patent claiming a choline composition and a U.S. patent claiming a method of treating choline deficiency with a choline composition, each with a term expiring in 2041.

In April 2024, we announced alignment with the FDA on a registrational path forward for IV Choline Chloride. Previously, we had been pursuing an indication in intestinal failure-associated liver disease, or IFALD, and following feedback from the FDA, are pursuing a broader indication as a source of choline when oral or enteral nutrition is not possible, insufficient, or contraindicated. Feedback from the FDA on our IV Choline Chloride program indicated that a single study with an endpoint of restoring choline levels in PS patients could serve as the basis for a regulatory submission for IV Choline Chloride.

In September 2024, we presented the results of THRIVE-1, a prospective, observational study evaluating the prevalence of choline deficiency and liver injury in patients dependent on PS in the U.S., U.K. and Europe. The study found that 78% of patients who are dependent on PS were choline deficient, and that 63% of choline deficient participants had liver dysfunction, including steatosis, cholestasis and hepatobiliary injury, underscoring the need for IV Choline supplementation in this patient population.

In January 2026, we advanced the development of IV Choline Chloride as a source of choline for adult and adolescent patients on long-term PS and initiated THRIVE-3, a registrational Phase 3 clinical trial. THRIVE-3 is a seamless Phase 2b/3 trial with a dose confirmation portion (n=24) followed by a double-blinded, randomized, placebo-controlled portion to assess the efficacy and safety of IV Choline Chloride over 24 weeks in adolescents and adults on long-term PS when oral or enteral nutrition is not possible, insufficient, or contraindicated (n=100). The primary endpoint of the clinical trial is a pharmacokinetic, or PK, endpoint measuring the change from baseline in plasma choline concentration. We also plan to include a number of secondary endpoints related to liver, bone and memory. We anticipate reporting interim results from the dose-confirmation portion of the trial in the second half of 2026.

TARA-002 in LMs

We are also pursuing TARA-002 in macrocystic and mixed-cystic LMs, which are rare, non-malignant cysts of the lymphatic vascular system that primarily form in the head and neck region of children before the age of two. In addition to the clinical experience in Japan, we have secured the rights to a dataset from one of the largest ever conducted Phase 2 trials in LMs, in which OK-432 was administered via a compassionate use program led by the University of Iowa to over 500 pediatric and adult patients. In July 2020, the FDA granted Rare Pediatric Disease Designation, or RPDD, for TARA-002 for the treatment of LMs and in May 2022 the European Commission granted Orphan Medicinal Product Designation to TARA-002 for the treatment of LMs. In December 2025, the FDA granted both FDA Breakthrough Therapy Designation, or BTD, and FTD for TARA-002 for the treatment of macrocystic and mixed cystic LMs in pediatric patients. In April 2026, the FDA granted ODD to TARA-002 for the treatment of macrocystic LMs and mixed cystic LMs. We have an open investigational new drug application, or IND, for TARA-002 in LMs and the review of TARA-002 has been moved from the Office of Vaccines Research and Review to the Office of Therapeutic Products, or OTP, which has significant experience in pediatric rare disease and is the review division for TARA-002 in NMIBC.

In October 2023, we initiated STARBORN-1, which is a Phase 2 single-arm, open-label, prospective clinical trial to evaluate the safety and efficacy of intracystic injection of TARA-002 for the treatment of macrocystic and mixed-cystic LMs (≥ 50% macrocystic disease) in participants six months to less than 18 years of age in the U.S. Including an age de-escalation safety lead-in, the clinical trial will enroll approximately 30 patients who will receive up to four injections of TARA-002 spaced approximately six weeks apart. The primary endpoint of the clinical trial is the proportion of participants with macrocystic LMs and mixed-cystic LMs who demonstrated clinical success, defined as having either a CR (90% to 100% reduction from baseline in total LM volume) or substantial response (60% to less than 90% reduction in total LM volume) as measured by axial imaging.

In November 2025, we announced interim results from our ongoing Phase 2 STARBORN-1 trial evaluating TARA-002 in pediatric patients with macrocystic and mixed cystic LMs. As of the data cutoff date of November 12, 2025, 12 patients had received at least one dose of TARA-002. Of the eight patients who were evaluable at the eight-week post-treatment assessment, 100% achieved clinical success. 88% of patients achieved clinical success with just one or two doses of TARA-002. Among macrocystic patients, 83% (5/6) achieved a CR, and the only mixed cystic patient treated also achieved a CR. Two patients who reached the 32-week post-treatment assessment remain disease-free.

The safety profile of TARA-002 in this trial has been favorable, with the majority of adverse events, or AEs, being mild to moderate in severity. No SAEs were reported. The most common AEs were swelling and fatigue, and only one patient discontinued treatment due to a Grade 2 AE of fatigue.

These results underscore the potential of TARA-002 to address an unmet need for pediatric patients with LMs, for whom there are currently no approved therapies. Many patients currently rely on invasive surgical procedures or off-label use of chemotherapies and chemicals, which can be associated with high complication rates and challenging side effects, particularly in pediatric populations.

Based on engagement with the FDA, we intend to submit a Biologics License Application for TARA-002 in LMs based on the results of the pivotal STARBORN-1 trial in the second half of 2027 and will continue to submit safety and efficacy data from the trial on an ongoing basis to support the FDA’s evaluation of the risks and benefits of TARA-002 in LMs.

Other Potential Opportunities

We believe TARA-002 may also have the potential to be used to treat other maxillofacial cysts based on the historical literature from the TARA-002 predecessor, OK-432, as well as recent data from the STARBORN-1 trial in which the one pediatric patient with a ranula achieved a CR after a single 1KE injection of TARA-002. While completing STARBORN-1 in LMs is our priority, we believe there may be an opportunity in the future to explore the potential of TARA-002 to treat different types of maxillofacial cysts.

Implications of Being a Smaller Reporting Company

As a “smaller reporting company,” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in addition to providing reduced disclosure about our executive compensation arrangements and business developments, among other reduced disclosure requirements available to smaller reporting companies, we present only two years of audited financial statements in addition to any required unaudited interim financial statements with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure.

We have taken advantage of reduced reporting requirements in this prospectus supplement and in the documents incorporated by reference herein. Accordingly, the information contained herein and therein may be different from the information you receive from other public companies in which you hold stock.

Corporate Information

We were originally incorporated in Delaware in March 2006, and at that time, acquired Proteon Therapeutics, LLC, the predecessor of Protara, which was formed in June 2001. On January 9, 2020, Protara Therapeutics, Inc. (formerly ArTara Therapeutics, Inc., formerly Proteon Therapeutics, Inc., or the Company or Protara), and privately-held ArTara Subsidiary, Inc., or Private ArTara, completed the merger and reorganization, or the Merger, in accordance with the terms of the Agreement and Plan of Merger and Reorganization, dated September 23, 2019, or the Merger Agreement, by and among the Company, Private ArTara and REM 1 Acquisition, Inc., a wholly owned subsidiary of the Company, or Merger Sub, whereby Merger Sub merged with and into Private ArTara, with Private ArTara surviving as a wholly owned subsidiary of the Company. The Merger was structured as a reverse merger and Private ArTara was determined to be the accounting acquirer based on the terms of the Merger and other factors. Our principal executive offices are located at 345 Park Avenue South, Third Floor, New York, New York 10010, our telephone number is (646) 844-0337 and our website address is www.protaratx.com. The information contained in or accessible through our website does not constitute part of this prospectus supplement.

The Offering

Common stock offered by us	Shares of our common stock having an aggregate offering price of up to $100,000,000.

Common stock to be outstanding after this offering	Up to 74,249,440 shares, assuming sales of 19,193,858 shares of our common stock in this offering at an assumed offering price of $5.21 per share, which was the closing price of our common stock on Nasdaq on March 31, 2026. The actual number of shares issued will vary depending on the sales price under this offering.

Plan of Distribution	“At-the-market” offering that may be made from time to time through our sales agent, TD Cowen. See “Plan of Distribution.”

Use of Proceeds

We intend to use the net proceeds from this offering to fund the clinical development of TARA-002, IV Choline Chloride, as well as the development of other potential clinical programs. We may also use the net proceeds from this offering for working capital and other general corporate purposes. For a more complete description of our intended use of proceeds from this offering, see “Use of Proceeds.”

Risk Factors	You should read the “Risk Factors” section of this prospectus supplement and in the documents incorporated by reference in this prospectus supplement for a discussion of factors to consider before deciding to purchase shares of our common stock.

Nasdaq symbol	“TARA”

The number of shares of common stock to be outstanding after this offering is based upon 55,055,582 shares outstanding as of March 31, 2026, and excludes:

•	3,400,272 shares of our common stock that are issuable upon the exercise of pre-funded warrants outstanding, at an exercise price of $0.001 per share;

•	9,748,380 shares of common stock issuable upon the exercise of common warrants outstanding, at an exercise price of $5.25 per share;

•	4,645,769 shares of our common stock issuable upon the conversion of 4,644 shares of our Series 1 Preferred Stock outstanding; and

•	9,999,930 shares of common stock reserved for issuance under our 2014 Equity Incentive Plan, 2017 Equity Incentive Plan, 2020 Inducement Plan, 2024 Equity Incentive Plan and 2024 Employee Stock Purchase Plan; which includes:

o	1,107,238 shares of common stock issuable upon the settlement of restricted stock units outstanding; and

o	7,597,051 shares of common stock issuable upon the exercise of stock options outstanding, at a weighted average exercise price of $5.98 per share.

Unless otherwise indicated, all information in this prospectus supplement assumes no exercise of the outstanding pre-funded warrants, common warrants, Series 1 Preferred Stock, options or settlement of the outstanding restricted stock units described above.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025, as updated by our annual, quarterly and other reports and documents that are incorporated by reference into this prospectus supplement, before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus supplement is a part. Each of the risk factors could adversely affect our business, results of operations, financial condition and cash flows, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations.

Risks Related to This Offering

The price of our common stock has been and may continue to be volatile and fluctuate substantially, and you may lose all or part of their investment.

Our stock price has been volatile and may continue to be subject to wide fluctuations in response to various factors. The stock market in general and the market for biotechnology and biopharmaceutical companies in particular have experienced extreme volatility that has often been unrelated to the operating performance of particular companies, including in connection with conflicts in various regions of the world, increasing inflation rates, and interest rate changes, which have resulted in decreased stock prices for many companies notwithstanding the lack of a fundamental change in their underlying business models or prospects. As a result of this volatility, you may lose all or part of your investment.

Market and industry factors may cause the market price and demand for shares of our common stock to fluctuate substantially, regardless of our actual operating performance, which may limit or prevent investors from selling their shares at or above the price paid for the shares of common stock or pre-funded warrants, as applicable, and may otherwise negatively affect the liquidity of our common stock. The realization of any of the above risks or any of a broad range of other risks, including those described in this section, could have a significant and material adverse impact on the market price of our common stock. The price of our common stock may be disproportionately affected as investors may favor traditional profit-making industries and companies during the times of market uncertainty and instability.

If you purchase our securities in this offering, you would suffer immediate and substantial dilution of your investment.

If you purchase securities in this offering, you will incur immediate and substantial dilution. The offering price will be substantially higher than the as adjusted net tangible book value per share of our common stock after this offering. To the extent outstanding common warrants or pre-funded warrants are exercised, or preferred stock is converted, new stock options are issued or we issue additional shares of common stock in the future, including through the sale of equity or convertible debt securities, there will be further dilution to new investors. This dilution would be due to the substantially lower price paid by some of our investors who purchased shares prior to this offering as compared to the price offered to the public in this offering. In addition, we have a significant number of pre-funded warrants and common warrants outstanding. The exercise of any of these outstanding pre-funded warrants or common warrants would result in further dilution. As a result of the dilution to investors purchasing shares in this offering, investors may receive significantly less than the purchase price paid in this offering, if anything, in the event of our liquidation. For a further description of the dilution that you will experience immediately after this offering, see the section titled “Dilution.”

Future sales and issuances of our common stock or rights to purchase common stock, including pursuant to our equity incentive plans, could result in additional dilution of the percentage ownership of our stockholders and could cause our stock price to fall.

Additional capital will be needed in the future to continue our planned operations. To the extent we issue additional equity securities to raise capital or pursuant to our equity incentive plans or other contractual obligations, our stockholders may experience substantial dilution. We may sell common stock, convertible securities or other equity securities in one or more transactions at prices and in a manner we determine from time to time. If we sell or issue common stock, convertible securities or other equity securities in more than one transaction, investors may be materially diluted by subsequent sales. These sales may also result in material dilution to our existing stockholders, and new investors could gain rights superior to our existing stockholders. In addition, sales of a substantial number of shares of our outstanding common stock in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares of common stock intend to sell shares, could reduce the market price of our common stock. Sales by our stockholders of a substantial number of shares or distributions of their holdings to their respective limited partners and other equity holders, or the expectation that such sales or distributions, or the expectation that such sales may occur, could significantly reduce the market price of our common stock.

Further, because we expect we will need to raise additional capital to fund our future activities, we may in the future sell substantial amounts of common stock or securities convertible into or exchangeable for common stock. Future issuances of common stock or common stock-related securities, together with the exercise of outstanding stock options or warrants, the vesting and settlement of outstanding restricted stock units, and new equity awards granted under our equity incentive plans, if any, may result in further dilution.

We have broad discretion in the use of our existing cash, cash equivalents and marketable securities and the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of our existing cash, cash equivalents and marketable securities and the net proceeds from this offering, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether such proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of our existing cash, cash equivalents and marketable debt securities and the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Our management might not apply our existing cash, cash equivalents and marketable securities and the net proceeds from this offering in ways that ultimately increase the value of your investment. The failure by our management to apply these funds effectively could harm our business, cause the price of our common stock to decline and delay the development of our product candidates. If we do not apply the net proceeds from this offering in ways that enhance stockholder value, we may fail to achieve expected financial results, which could cause our stock price to decline.

The actual number of shares we will issue in this offering, at any one time or in total, is uncertain.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver a placement notice to TD Cowen at any time throughout the term of the Sales Agreement. The number of shares that are sold by TD Cowen in this offering after delivering a placement notice will fluctuate based on the market price of the shares of common stock during the sales period and limits we set with TD Cowen. Because the price per share of each share sold will fluctuate based on the market price of our common stock during the sales period, it is not possible at this stage to predict the number of shares that will be ultimately issued.

The common stock offered hereby will be sold in “at-the-market” offerings and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and accordingly may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices and number of shares sold in this offering. In addition, subject to the final determination by our board of directors or any restrictions we may place in any applicable placement notice, there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, including the information incorporated herein by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and are subject to the safe harbor created thereby under the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect our current views with respect to, among other things, our operations and financial performance. All statements other than statements of historical facts contained in this prospectus supplement or the accompanying prospectus are forward-looking statements. You can generally identify these forward-looking statements by terminology such as “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seek,” “approximately,” “predict,” “intend,” “plans,” “estimates,” “anticipates” or the negative version of these terms or other comparable terminology. Forward-looking statements inherently involve many risks and uncertainties that could cause actual results to differ from those expressed in forward-looking statements. Forward-looking statements are based on management’s current plans and expectations, expressed in good faith and believed to have a reasonable basis. However, we can give no assurance that any expectation or belief will result or will be achieved or accomplished. Investors therefore should not place undue reliance on forward-looking statements.

These forward-looking statements include, but are not limited to, statements about:

●	estimates regarding our financial performance, including future revenue, expenses and capital requirements;

●	our expected cash position and ability to obtain financing in the future on satisfactory terms or at all;

●	expectations regarding our plans to research, develop and commercialize our current and future product candidates, including TARA-002, and IV Choline Chloride;

●	expectations regarding the safety and efficacy of our product candidates;

●	expectations regarding the timing, costs and outcomes of our clinical trials;

●	expectations regarding potential market size;

●	expectations regarding the timing of the availability of data from our clinical trials;

●	expectations regarding the clinical utility, potential benefits and market acceptance of our product candidates;

●	expectations regarding our commercialization, marketing and manufacturing capabilities and strategy;

●	the implementation of our business model, strategic plans for our business, product candidates and technology;

●	expectations regarding our ability to identify additional products or product candidates with significant commercial potential;

●	developments and projections relating to our competitors and industry;

●	our ability to acquire, license and invest in businesses, technologies, product candidates and products;

●	our ability to remain listed on Nasdaq;

●	the impact of and changes or developments in government laws and regulations, including any executive orders or tariffs

●	costs and outcomes relating to any disputes, governmental inquiries or investigations, regulatory proceedings, legal proceedings or litigation;

●	our ability to attract and retain key personnel to manage our business effectively;

●	our ability to prevent system failures, data breaches or violations of data protection laws;

●	the timing or likelihood of regulatory filings and approvals;

●	our ability to protect our intellectual property position; and

●	the impact of general U.S., foreign and global economic, industry, market, trade, regulatory, political or public health conditions.

You should refer to the “Risk Factors” section of this prospectus supplement, as well as the “Risk Factors” section contained in the accompanying prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus supplement, for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. Given these risks, uncertainties and other factors, many of which are beyond our control, we cannot assure you that the forward-looking statements in this prospectus supplement will prove to be accurate, and you should not place undue reliance on these forward-looking statements. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all.

Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to revise any forward-looking statements to reflect events or developments occurring after the date of this prospectus supplement, even if new information becomes available in the future.

This prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein also contains estimates, projections and other information concerning our industry, our business, and the markets for certain medical conditions, including data regarding the estimated size of those markets, and the incidence and prevalence of certain medical conditions. Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances reflected in this information. Unless otherwise expressly stated, we obtained this industry, business, market and other data from reports, research surveys, studies and similar data prepared by market research firms and other third parties, industry, medical and general publications, government data and similar sources.

USE OF PROCEEDS

We may issue and sell shares of our common stock having aggregate sales proceeds of up to $100,000,000 from time to time. Because we are not required to sell any shares of our common stock under the Sales Agreement, and any shares that may be sold pursuant to the Sales Agreement will be sold in “at-the-market” offerings at fluctuating prices, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares in this offering as a source of financing.

We intend to use the net proceeds from this offering to fund the clinical development of TARA-002, IV Choline Chloride, as well as the development of other potential clinical programs. We may also use the net proceeds from this offering for working capital and other general corporate purposes.

The amounts and timing of our actual expenditures will depend on numerous factors, including the time and cost necessary to conduct our planned clinical trials, the results of our planned clinical trials and other factors described in the section titled “Risk Factors” in this prospectus supplement and the accompanying prospectus, the documents incorporated by reference herein, as well as the amount of cash used in our operations and any unforeseen cash needs. Therefore, our actual expenditures may differ materially from the estimates described above. We may find it necessary or advisable to use the net proceeds for other purposes, and we will have broad discretion in the application of the net proceeds.

We intend to invest the net proceeds from the offering that are not used as described above primarily in short-term, investment-grade, interest-bearing instruments.

DILUTION

If you invest in our common stock in this offering, your ownership interest will be diluted immediately to the extent of the difference between the public offering price per share of common stock and the as adjusted net tangible book value per share of common stock immediately after this offering.

Our historical net tangible book value as of March 31, 2026 was $181.2 million, or $3.29 per share of common stock. Our historical net tangible book value is the amount of our total tangible assets less our total liabilities. Historical net tangible book value per share represents historical net tangible book value divided by the 55,055,582 shares of common stock outstanding as of March 31, 2026.

After giving effect to the sale of $100,000,000 of shares of common stock in this offering at an assumed offering price of $5.21 per share (the last reported sale price of our common stock on Nasdaq on March 31, 2026), and after deducting sales agent commissions and estimated expenses payable by us, our as adjusted net tangible book value as of March 31, 2026, would have been approximately $277.8 million, or $3.74 per share of common stock. This represents an immediate increase in net tangible book value of $0.45 per share to our existing stockholders and an immediate dilution in net tangible book value of $1.47 per share to new investors participating in this offering. The following table illustrates this dilution per share to investors participating in this offering:

Assumed offering price per share		$5.21
Net tangible book value per share as of March 31, 2026	$3.29
Increase in net tangible book value per share attributable to new investors in offering	$0.45
As adjusted net tangible book value per share after giving effect to the offering		$3.74
Dilution per share to new investors		$1.47

The table above assumes for illustrative purposes that an aggregate of 19,193,858 shares of our common stock are sold in this offering at an assumed offering price of $5.21 per share, for aggregate gross proceeds of $100,000,000. The shares subject to the Sales Agreement with TD Cowen and offered by this prospectus supplement are being sold from time to time at various prices. An increase of $1.00 per share in the price at which the shares are sold from the assumed offering price of $5.21 per share shown in the table above, assuming all of our common stock in the aggregate amount of $100,000,000 in this offering is sold at that price, would increase our adjusted net tangible book value per share after the offering to $3.90 per share and would increase the dilution in net tangible book value per share to new investors in this offering to $2.31 per share, after deducting sales agent commissions and estimated aggregate offering expenses payable by us. A decrease of $1.00 per share in the price at which the shares are sold from the assumed offering price of $5.21 per share shown in the table above, assuming all of our common stock in the aggregate amount of $100,000,000 is sold in this offering at that price, would decrease our adjusted net tangible book value per share after the offering to $3.53 per share and would decrease the dilution in net tangible book value per share to new investors in this offering to $0.68 per share, after deducting sales agent commissions and estimated aggregate offering expenses payable by us. This information is supplied for illustrative purposes only.

To the extent that our outstanding pre-funded warrants, common warrants, Series 1 Preferred Stock or options have been exercised or our outstanding restricted stock units have been or may settle or other shares issued, investors purchasing our common stock in this offering may experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

PLAN OF DISTRIBUTION

We have entered into the Sales Agreement with TD Cowen, under which we may issue and sell from time to time up to $100,000,000 of our common stock through or to TD Cowen as our sales agent or principal. Sales of our common stock, if any, will be made in negotiated transactions, including block trades or block sales, or by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 under the Securities Act, including without limitation sales made through Nasdaq or on any other existing trading market for our common stock, or by any other method permitted by law. Sales pursuant to the Sales Agreement may be made through an affiliate of TD Cowen.

TD Cowen will offer our common stock subject to the terms and conditions of the Sales Agreement on a daily basis or as otherwise agreed upon by us and TD Cowen. We will designate the maximum amount of common stock to be sold through TD Cowen on a daily basis or otherwise determine such maximum amount together with TD Cowen. Subject to the terms and conditions of the Sales Agreement, TD Cowen will use its commercially reasonable efforts to sell on our behalf all of the shares of common stock requested to be sold by us. We may instruct TD Cowen not to sell common stock if the sales cannot be effected at or above the price designated by us in any such instruction. TD Cowen or we may suspend the offering of our common stock being made through TD Cowen under the Sales Agreement upon proper notice to the other party. TD Cowen and we each have the right, by giving written notice as specified in the Sales Agreement, to terminate the Sales Agreement in each party’s sole discretion at any time.

The aggregate compensation payable to TD Cowen as sales agent equals up to 3.0% of the gross sales price of the shares sold through it pursuant to the Sales Agreement. We have also agreed to reimburse TD Cowen up to $100,000 of TD Cowen’s actual outside legal expenses incurred by TD Cowen in connection with the execution of the Sales Agreement, in addition to certain ongoing disbursements of its legal counsel. We estimate that the total expenses of the offering payable by us, excluding commissions payable to TD Cowen under the Sales Agreement, will be approximately $400,000.

The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory, or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such common stock.

TD Cowen will provide written confirmation to us following the close of trading on Nasdaq on each day in which common stock is sold through it as sales agent under the Sales Agreement. Each confirmation will include the number of shares of common stock sold through it as sales agent on that day, the volume weighted average price of the shares sold, the percentage of the daily trading volume and the net proceeds to us.

We will report at least quarterly the number of shares of common stock sold through TD Cowen under the Sales Agreement and the net proceeds to us in connection with the sales of common stock.

Settlement for sales of common stock will occur, unless the parties agree otherwise, on the first business day that is also a trading day following the date on which any sales were made in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

In connection with the sales of our common stock on our behalf, TD Cowen may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to TD Cowen may be deemed to be underwriting commissions or discounts. We have agreed in the Sales Agreement to provide indemnification and contribution to TD Cowen against certain liabilities, including liabilities under the Securities Act. As sales agent, TD Cowen will not engage in any transactions that stabilizes our common stock.

Our common stock is listed on Nasdaq and trades under the symbol “TARA.” The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

TD Cowen and/or its affiliates have provided, and may in the future provide, various investment banking, commercial banking and other financial services for us and our affiliates for which they have received, and may in the future receive, customary fees. TD Cowen and certain of its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. In the ordinary course of their various business activities, TD Cowen and certain its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer or its affiliates. TD Cowen and certain of its affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

VALIDITY OF SECURITIES

The validity of the common stock offered by this prospectus supplement will be passed upon by Kirkland & Ellis LLP. TD Cowen is being represented in connection with this offering by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., Boston, Massachusetts.

EXPERTS

The consolidated financial statements of Protara Therapeutics, Inc. appearing in Protara Therapeutic, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2025, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the report of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act. This prospectus supplement does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus supplement, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You should rely only on the information contained in this prospectus supplement or incorporated by reference. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front page of this prospectus supplement, regardless of the time of delivery of this prospectus supplement or any sale of the securities offered by this prospectus supplement.

We must comply with the informational requirements of the Exchange Act, and we are required to file reports and proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information on the SEC’s website at http://www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers like us that file electronically with the SEC. We maintain a website at www.protaratx.com. The information contained in, or that can be accessed through, our website is not incorporated by reference herein and is not part of this prospectus supplement.

Statements contained in this prospectus supplement as to the contents of any contract or other document are not necessarily complete, and in each instance we refer you to the copy of the contract or document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement. Information in this prospectus supplement supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus supplement, while information that we file later with the SEC will automatically update and supersede the information in this prospectus supplement. We also incorporate by reference into this prospectus supplement the documents listed below and any future filings made by us with the SEC (other than current reports or portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items and other portions of documents that are furnished, but not filed, pursuant to applicable rules promulgated by the SEC) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) on or after the date of the initial filing of the registration statement of which this prospectus supplement is a part and prior to effectiveness of the registration statement, and (ii) on or after the effectiveness of the registration statement but prior to the termination of the offering of the securities covered by this prospectus supplement:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 10, 2026 (including those portions of our Proxy Statement for our 2026 Annual Meeting of Stockholders filed with the SEC on April 28, 2026 that are deemed to be incorporated by reference therein);

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026 filed with the SEC on May 13, 2026;

●	our Current Report on Form 8-K filed on February 24, 2026 (only with respect to the items “filed” and not “furnished”); and

●	the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on October 16, 2014, including any amendments or reports filed for the purposes of updating this description.

We will furnish without charge to each person, including any beneficial owner, to whom this prospectus supplement and the accompanying prospectus is delivered, upon written or oral request, a copy of any document incorporated by reference. Requests should be addressed to 345 Park Avenue South, Third Floor, New York, New York 10010, Attn: Secretary or may be made telephonically at (646) 844-0337. Copies of these filings are also available, without charge, on the SEC’s website at www.sec.gov and on our website www.protaratx.com as soon as reasonably practicable after they are filed electronically with the SEC. The information contained on our website is not part of this prospectus supplement or the accompanying prospectus.

In accordance with Rule 412 of the Securities Act, any statement contained in a document incorporated by reference in this prospectus supplement or the accompanying prospectus shall be deemed modified, superseded or replaced for the purposes of this prospectus supplement or the accompanying prospectus to the extent that a statement contained in this prospectus supplement or the accompanying prospectus or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

PROSPECTUS

$300,000,000
Common Stock
Preferred Stock
Debt Securities
Warrants

From time to time, we may offer up to $300,000,000 of any combination of the securities described in this prospectus in one or more offerings. We may also offer securities as may be issuable upon conversion, redemption, repurchase, exchange or exercise of any securities registered hereunder, including any applicable anti-dilution provisions.

This prospectus provides a general description of the securities we may offer. Each time we offer securities, we will provide specific terms of the securities offered in a supplement to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before you invest in any of the securities being offered.

This prospectus may not be used to consummate a sale of any securities unless accompanied by a prospectus supplement.

Our common stock is listed on The Nasdaq Global Market, or Nasdaq, under the symbol “TARA.” On May 11, 2026, the last reported sale price of our common stock was $5.27 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing on Nasdaq or any securities market or other exchange of the securities, if any, covered by the prospectus supplement.

We will sell these securities directly to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section titled “Plan of Distribution” in this prospectus. If any agents or underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts or over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page 7 of this prospectus, any similar section contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus as described on page 32 of this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is May 22, 2026.

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ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total aggregate offering price of $300,000,000. This prospectus provides you with a general description of the securities we may offer.

Each time we sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. You should read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Information by Reference,” before investing in any of the securities offered.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

Neither we, nor any agent, underwriter or dealer has authorized any person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus prepared by or on behalf of us or to which we have referred you. This prospectus, any applicable supplement to this prospectus or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus, any applicable supplement to this prospectus or any related free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered, or securities are sold, on a later date.

This prospectus and the information incorporated herein by reference contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

Unless otherwise stated, all references in this prospectus to “we,” “us,” “our,” “Protara,” the “Company” and similar designations refer to Protara Therapeutics, Inc. This prospectus contains references to trademarks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus, including logos, artwork and other visual displays, may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

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SUMMARY

The following summary highlights information contained elsewhere in this prospectus. This summary is not complete and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Unless the context indicates otherwise, references in this prospectus to “Protara,” “Protara Therapeutics,” “the Company,” “we,” “us,” “our” and similar references refer to Protara Therapeutics, Inc.

Overview

We are a New York City based clinical-stage biopharmaceutical company committed to advancing transformative therapies for the treatment of cancer and rare diseases. We were founded on the principle of applying modern scientific, regulatory or manufacturing advancements to established mechanisms in order to create new development opportunities. We prioritize creativity, integrity and tenacity to expedite our goal of bringing life-changing therapies to people with limited treatment options.

Our portfolio includes two development programs utilizing TARA-002, an investigational cell therapy based on the broad immunopotentiator, OK-432, which was originally granted marketing approval by the Japanese Ministry of Health and Welfare as an immunopotentiating cancer therapeutic agent. This cell therapy is currently approved in Japan and Taiwan for lymphatic malformations, or LMs, and multiple oncologic indications. We have secured worldwide rights to the asset excluding Japan and Taiwan and are exploring its use in oncology and rare disease indications. TARA-002 was developed from the same master cell bank of genetically distinct group A Streptococcus pyogenes as OK-432 (marketed as Picibanil® in Japan by Chugai Pharmaceutical Co., Ltd., or Chugai Pharmaceutical). We are currently developing TARA-002 in non-muscle invasive bladder cancer, or NMIBC, and LMs. We are also pursuing Intravenous, or IV, Choline Chloride, an investigational phospholipid substrate replacement therapy, for patients receiving parenteral support, or PS, which includes both nutrition and fluids.

We have devoted substantial efforts to the development of our programs and do not have any approved products and, to date, have not generated any revenues from product sales. Neither TARA-002 nor IV Choline Chloride have been approved by the U.S. Food and Drug Administration, or FDA, or other comparable regulatory authorities for use for any indications. We do not expect to generate revenues in the near-term, and it is possible we may never generate revenues in the future. To finance our current strategic plans, including the conduct of ongoing and future clinical trials and further research and development costs, we will need to raise additional capital.

TARA-002 in NMIBC

Our lead oncology program is TARA-002 in NMIBC, which is cancer found in the tissue that lines the inner surface of the bladder that has not spread into the bladder muscle. Bladder cancer is the sixth most common cancer in the U.S., with NMIBC representing approximately 80% of bladder cancer diagnoses. Approximately 65,000 patients are diagnosed with NMIBC in the U.S. each year. Very few new therapeutics have been approved for NMIBC since the 1990s and the current standard of care for NMIBC includes intravesical Bacillus Calmette-Guérin, or BCG.

Following the completion of our Phase 1a ADVANCED-1 and Phase 1b ADVANCED-1EXP trials in October 2024 and September 2024, respectively, to evaluate safety, preliminary efficacy and the dosing of TARA-002, at the 40KE (Klinische Einheit, or KE, is a German term indicating a specified weight of dried cells in vial) dose level, we initiated and are currently conducting our ADVANCED-2 clinical trial. ADVANCED-2 is a Phase 2 open-label clinical trial evaluating intravesical TARA-002 in patients with high-grade carcinoma in situ, or CIS. Cohort A of the Phase 2 trial has completed enrollment and enrolled 31 patients with CIS (± Ta/T1, with Ta defined as non-invasive papillary carcinoma and T1 defined as carcinoma invading the lamina propria) who are either BCG-Naïve or BCG-Exposed and who have not received intravesical BCG for at least 24 months prior to CIS diagnosis. Cohort B of the Phase 2 trial is expected to enroll 75 to 100 patients with BCG-Unresponsive CIS (± Ta/T1) and is designed to be registrational based on the FDA’s August 2024 Draft Guidance for Industry on BCG-Unresponsive Nonmuscle Invasive Bladder Cancer: Developing Drugs and Biological Products for Treatment. Trial subjects in ADVANCED-2 receive an induction course, with or without a reinduction, of six weekly intravesical instillations of TARA-002, followed by a maintenance course of three weekly instillations every three months.

In February 2026, we presented updated interim data from our ongoing Phase 2 open-label ADVANCED-2 trial reporting results that continue to support TARA-002’s potential as a new therapy in the NMIBC treatment landscape and demonstrating meaningful and durable activity in BCG-Unresponsive and BCG-Naïve NMIBC patients.

The dataset includes 43 BCG-Unresponsive patients and 31 BCG-Naïve patients who received at least one dose of TARA-002; 35 BCG-Unresponsive patients and 29 BCG-Naïve patients completed at least one response assessment and were evaluable for efficacy as of a January 28, 2026 data cutoff. Complete response, or CR, rates at the six months and 12 months landmark time points include all participants who were either evaluable at that time point or had experienced disease progression or treatment failure prior to the scheduled visit.

For the BCG-Unresponsive cohort, the CR rate at any time was 65.7% (23/35). The CR rate was 68.2% (15/22) at six months and 33.3% (5/15) at 12 months. Among responders, the Kaplan-Meier, or KM, estimated probability of maintaining a CR for six months was 71.1% (95% confidence interval, or CI: 46.7, 95.5), and 100% (5/5) maintained their CR from nine to 12 months. Re-induction therapy successfully converted 61.5% (8/13) non-responders to a CR at six months.

For the BCG-Naïve cohort, the CR rate at any time was 72.4% (21/29). The CR rate was 66.7% (18/27) at six months and 57.9% (11/19) at 12 months. Among responders, the KM estimated probability of maintaining a CR for six months was 73.1% (95% CI: 52.9, 93.4), and 100% (11/11) maintained their CR from nine to 12 months. Re-induction therapy successfully converted 66.7% (4/6) non-responders to a CR at six months.

The majority of treatment-related adverse events, or TRAEs, were Grade 1 and transient with no Grade 3 or greater TRAEs and no related serious adverse events, or SAEs, as assessed by study investigators. No patients discontinued treatment due to TRAEs. The most commonly occurring TRAEs were dysuria (14%), bladder spasm (9%), fatigue (7%) and micturition urgency (5%).

In March 2026, we announced that we have received confirmation on the six-month CR rate of the 25th BCG-Unresponsive patient in our ongoing Phase 2 open-label ADVANCED-2 trial of TARA-002 in patients with CIS (± Ta/T1) NMIBC. The average six-month CR rate in the 25 BCG-Unresponsive patients is 68.0%, which is consistent with the 68.2% CR rate at six months that was announced by us in February 2026, and is meaningfully above 41.9%.

We expect to complete enrollment of the BCG-Unresponsive registrational cohort of the ADVANCED-2 trial in the second half of 2026. Enrollment is complete in the BCG-Naïve cohort of the ADVANCED-2 trial with 31 patients. We are planning a proposed registrational trial in BCG-Naïve and potentially BCG-Exposed patients. The FDA has agreed that BCG is not required as a comparator and that intravesical chemotherapy is an acceptable comparator to TARA-002 in BCG-Naïve patients. We are continuing to engage with the FDA on aspects of the analysis plan, and we intend to initiate the ADVANCED-3 trial in the second half of 2026.

In addition to our existing clinical trials in NMIBC, we plan to continue to explore the anti-tumor activity related to the administration of TARA-002 via systemic administration. We continue to believe that combination therapy may play a meaningful role in the NMIBC treatment paradigm and intend to evaluate TARA-002 in combination with other therapies. Given what we have observed to date of TARA-002’s mechanism of action and safety profile, we believe it has strong potential as a combination agent, and we continue to evaluate potential combination therapy options for our clinical program. We also continue to conduct non-clinical studies on TARA-002 to better characterize the mechanism of action to help us understand how TARA-002 may perform in potential combinations with other agents used to treat NMIBC, and to help us define other cancer targets for TARA-002, both within urothelial cancer and other types of cancer affecting different parts of the body.

IV Choline Chloride for Patients on PS

We are also pursuing IV Choline Chloride, an investigational phospholipid substrate replacement therapy, for patients receiving PS which includes both nutrition and fluids. Choline is a known important substrate for phospholipids that are critical for healthy liver function and also plays an important role in modulating gene expression, cell membrane signaling, brain development, neurotransmission, muscle function and bone health. PS patients are unable to synthesize choline from enteral nutrition sources, and there are currently no available PS formulations containing choline. Every year in the U.S. there are approximately 90,000 people who require PS at home and of those approximately 30,000 are on long-term PS. IV Choline Chloride has the potential to become the first FDA-approved IV choline formulation for PS patients.

An IV formulation of choline is recommended for patients on parenteral nutrition, or PN, by the American Society for Parenteral and Enteral Nutrition, or ASPEN, in their Recommendations for Changes in Commercially Available Parenteral Multivitamin and Multi–Trace Element Products, as well as by the European Society for Clinical Nutrition and Metabolism, or ESPEN, in their Guideline on Home Parenteral Nutrition. IV Choline Chloride has been granted Orphan Drug Designation, or ODD, by the FDA for the prevention and/or treatment of choline deficiency in patients on long-term PN. The FDA has also granted IV Choline Chloride Fast Track Designation, or FTD, as a source of choline when oral or enteral nutrition is not possible, insufficient, or contraindicated. The U.S. Patent and Trademark Office, or USPTO, has issued us a U.S. patent claiming a choline composition and a U.S. patent claiming a method of treating choline deficiency with a choline composition, each with a term expiring in 2041.

In April 2024, we announced alignment with the FDA on a registrational path forward for IV Choline Chloride. Previously, we had been pursuing an indication in intestinal failure-associated liver disease, or IFALD, and following feedback from the FDA, are pursuing a broader indication as a source of choline when oral or enteral nutrition is not possible, insufficient, or contraindicated. Feedback from the FDA on our IV Choline Chloride program indicated that a single study with an endpoint of restoring choline levels in PS patients could serve as the basis for a regulatory submission for IV Choline Chloride.

In September 2024, we presented the results of THRIVE-1, a prospective, observational study evaluating the prevalence of choline deficiency and liver injury in patients dependent on PS in the U.S., U.K. and Europe. The study found that 78% of patients who are dependent on PS were choline deficient, and that 63% of choline deficient participants had liver dysfunction, including steatosis, cholestasis and hepatobiliary injury, underscoring the need for IV Choline supplementation in this patient population.

In January 2026, we advanced the development of IV Choline Chloride as a source of choline for adult and adolescent patients on long-term PS and initiated THRIVE-3, a registrational Phase 3 clinical trial. THRIVE-3 is a seamless Phase 2b/3 trial with a dose confirmation portion (n=24) followed by a double-blinded, randomized, placebo-controlled portion to assess the efficacy and safety of IV Choline Chloride over 24 weeks in adolescents and adults on long-term PS when oral or enteral nutrition is not possible, insufficient, or contraindicated (n=100). The primary endpoint of the clinical trial is a pharmacokinetic, or PK, endpoint measuring the change from baseline in plasma choline concentration. We also plan to include a number of secondary endpoints related to liver, bone and memory. We anticipate reporting interim results from the dose-confirmation portion of the trial in the second half of 2026.

TARA-002 in LMs

We are also pursuing TARA-002 in macrocystic and mixed-cystic LMs, which are rare, non-malignant cysts of the lymphatic vascular system that primarily form in the head and neck region of children before the age of two. In addition to the clinical experience in Japan, we have secured the rights to a dataset from one of the largest ever conducted Phase 2 trials in LMs, in which OK-432 was administered via a compassionate use program led by the University of Iowa to over 500 pediatric and adult patients. In July 2020, the FDA granted Rare Pediatric Disease Designation, or RPDD, for TARA-002 for the treatment of LMs and in May 2022 the European Commission granted Orphan Medicinal Product Designation to TARA-002 for the treatment of LMs. In December 2025, the FDA granted both FDA Breakthrough Therapy Designation, or BTD, and FTD for TARA-002 for the treatment of macrocystic and mixed cystic LMs in pediatric patients. In April 2026, the FDA granted ODD to TARA-002 for the treatment of macrocystic LMs and mixed cystic LMs. We have an open investigational new drug application, or IND, for TARA-002 in LMs and the review of TARA-002 has been moved from the Office of Vaccines Research and Review to the Office of Therapeutic Products, or OTP, which has significant experience in pediatric rare disease and is the review division for TARA-002 in NMIBC.

In October 2023, we initiated STARBORN-1, which is a Phase 2 single-arm, open-label, prospective clinical trial to evaluate the safety and efficacy of intracystic injection of TARA-002 for the treatment of macrocystic and mixed-cystic LMs (≥ 50% macrocystic disease) in participants six months to less than 18 years of age in the U.S. Including an age de-escalation safety lead-in, the clinical trial will enroll approximately 30 patients who will receive up to four injections of TARA-002 spaced approximately six weeks apart. The primary endpoint of the clinical trial is the proportion of participants with macrocystic LMs and mixed-cystic LMs who demonstrated clinical success, defined as having either a CR (90% to 100% reduction from baseline in total LM volume) or substantial response (60% to less than 90% reduction in total LM volume) as measured by axial imaging.

In November 2025, we announced interim results from our ongoing Phase 2 STARBORN-1 trial evaluating TARA-002 in pediatric patients with macrocystic and mixed cystic LMs. As of the data cutoff date of November 12, 2025, 12 patients had received at least one dose of TARA-002. Of the eight patients who were evaluable at the eight-week post-treatment assessment, 100% achieved clinical success. 88% of patients achieved clinical success with just one or two doses of TARA-002. Among macrocystic patients, 83% (5/6) achieved a CR, and the only mixed cystic patient treated also achieved a CR. Two patients who reached the 32-week post-treatment assessment remain disease-free.

The safety profile of TARA-002 in this trial has been favorable, with the majority of adverse events, or AEs, being mild to moderate in severity. No SAEs were reported. The most common AEs were swelling and fatigue, and only one patient discontinued treatment due to a Grade 2 AE of fatigue.

These results underscore the potential of TARA-002 to address an unmet need for pediatric patients with LMs, for whom there are currently no approved therapies. Many patients currently rely on invasive surgical procedures or off-label use of chemotherapies and chemicals, which can be associated with high complication rates and challenging side effects, particularly in pediatric populations.

Based on engagement with the FDA, we intend to submit a Biologics License Application for TARA-002 in LMs based on the results of the pivotal STARBORN-1 trial in the second half of 2027 and will continue to submit safety and efficacy data from the trial on an ongoing basis to support the FDA’s evaluation of the risks and benefits of TARA-002 in LMs.

Other Potential Opportunities

We believe TARA-002 may also have the potential to be used to treat other maxillofacial cysts based on the historical literature from the TARA-002 predecessor, OK-432, as well as recent data from the STARBORN-1 trial in which the one pediatric patient with a ranula achieved a CR after a single 1KE injection of TARA-002. While completing STARBORN-1 in LMs is our priority, we believe there may be an opportunity in the future to explore the potential of TARA-002 to treat different types of maxillofacial cysts.

Corporate Information

We were originally incorporated in Delaware in March 2006, and at that time, acquired Proteon Therapeutics, LLC, the predecessor of Protara, which was formed in June 2001. On January 9, 2020, Protara Therapeutics, Inc. (formerly ArTara Therapeutics, Inc., formerly Proteon Therapeutics, Inc., or the Company or Protara), and privately-held ArTara Subsidiary, Inc., or Private ArTara, completed the merger and reorganization, or the Merger, in accordance with the terms of the Agreement and Plan of Merger and Reorganization, dated September 23, 2019, or the Merger Agreement, by and among the Company, Private ArTara and REM 1 Acquisition, Inc., a wholly owned subsidiary of the Company, or Merger Sub, whereby Merger Sub merged with and into Private ArTara, with Private ArTara surviving as a wholly owned subsidiary of the Company. The Merger was structured as a reverse merger and Private ArTara was determined to be the accounting acquirer based on the terms of the Merger and other factors. Our principal executive offices are located at 345 Park Avenue South, Third Floor, New York, New York 10010, our telephone number is (646) 844-0337 and our website address is www.protaratx.com. The information contained in or accessible through our website does not constitute part of this prospectus.

The Securities We May Offer

We may offer shares of our common stock and preferred stock, various series of debt securities and warrants to purchase any of such securities, up to a total aggregate offering price of $300,000,000, from time to time in one or more offerings under this prospectus, together with any applicable prospectus supplement and any related free writing prospectus, at prices and on terms to be determined by market conditions at the time of the relevant offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

●	designation or classification;

●	aggregate principal amount or aggregate offering price;

●	maturity, if applicable;

●	original issue discount, if any;

●	rates and times of payment of interest or dividends, if any;

●	redemption, conversion, exchange or sinking fund terms, if any;

●	ranking, if applicable;

●	restrictive covenants, if any;

●	voting or other rights, if any;

●	conversion or exchange prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange; and

●	important U.S. federal income tax considerations.

The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

We may sell the securities directly to investors or through underwriters, dealers or agents. We, and our underwriters or agents, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities through underwriters or agents, we will include in the applicable prospectus supplement:

●	the names of those underwriters or agents;

●	applicable fees, discounts and commissions to be paid to them;

●	details regarding over-allotment options, if any; and

●	the estimated net proceeds to us.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

Common Stock. We may issue shares of our common stock from time to time. Each holder of common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders and does not have cumulative voting rights. Subject to preferences that may apply to any outstanding preferred stock, holders of our common stock are entitled to receive ratably any dividends that our board of directors may declare out of funds legally available for that purpose. In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any outstanding preferred stock. Holders of our common stock have no preemptive, conversion, subscription or other rights, and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of our common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of our preferred stock that we may designate in the future, as well as our Series 1 Convertible Non-Voting Preferred Stock, or Series 1 Preferred Stock. In this prospectus, we have summarized certain general features of our common stock under the heading “Description of Capital Stock—Common Stock.” We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to any common stock being offered.

Preferred Stock. We may issue shares of our preferred stock from time to time, in one or more series. Under our sixth amended and restated certificate of incorporation, as amended from time to time, our board of directors has the authority, without further action by our stockholders (unless such stockholder action is required by applicable law or the rules of any stock exchange or market on which our securities are then traded), to issue up to 10,000,000 shares of preferred stock in one or more series and to fix the number, rights, preferences, privileges and restrictions thereof. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and sinking fund terms, and the number of shares constituting any series or the designation of such series, any or all of which may be greater than the rights of common stock. Any convertible preferred stock we may issue will be convertible into our common stock or exchangeable for our other securities. Conversion may be mandatory or at the holder’s option and would be at prescribed conversion rates.

If we sell any series of preferred stock under this prospectus, we will fix the designations, voting powers, preferences and rights of such series of preferred stock, as well as the qualifications, limitations or restrictions thereof, in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock that we are offering before the issuance of the related series of preferred stock. In this prospectus, we have summarized certain general features of the preferred stock under the heading “Description of Capital Stock —Preferred Stock.” We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.

Debt Securities. From time to time, we may issue debt securities in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The senior debt securities will rank equally with any other unsecured and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all of our senior indebtedness. Convertible debt securities will be convertible into or exchangeable for our common stock or other securities. Conversion may be mandatory or at the holder’s option and would be at prescribed conversion rates.

Any debt securities issued under this prospectus will be issued under one or more documents called indentures, which are contracts between us and a national banking association or other eligible party, as trustee. In this prospectus, we have summarized certain general features of the debt securities under the heading “Description of Debt Securities.” We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of debt securities being offered, as well as the complete indenture(s) and any supplemental indentures that contain the terms of the debt securities. We have filed a form of indenture as an exhibit to the registration statement of which this prospectus is a part. We will file as exhibits to the registration statement of which this prospectus is a part, or will be incorporated by reference from reports that we file with the SEC, supplemental indentures and forms of debt securities containing the terms of the debt securities being offered.

Warrants. From time to time, we may issue warrants for the purchase of common stock, preferred stock and/or debt securities, in one or more series, from time to time. We may issue warrants independently or in combination with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities. In this prospectus, we have summarized certain general features of the warrants under the heading “Description of Warrants.” We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the particular series of warrants being offered, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants. We have filed forms of the warrant agreements and forms of warrant certificates containing the terms of the warrants that we may offer as exhibits to the registration statement of which this prospectus is a part. We will file as exhibits to the registration statement of which this prospectus is a part, or will be incorporated by reference from reports that we file with the SEC, the form of warrant or the warrant agreement and warrant certificate, as applicable, that contain the terms of the particular series of warrants we are offering, and any supplemental agreements, before the issuance of such warrants.

Any warrants issued under this prospectus may be evidenced by warrant certificates. Warrants may be issued under a warrant agreement that we enter into with a warrant agent. We will indicate the name and address of the warrant agent, if applicable, in the prospectus supplement relating to the particular series of warrants being offered.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in our Annual Report on Form 10-K for the year ended December 31, 2025, as updated by our annual, quarterly and other reports and documents that are incorporated by reference into this prospectus, before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus is a part. Each of the risk factors could adversely affect our business, results of operations, financial condition and cash flows, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and are subject to the safe harbor created thereby under the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect our current views with respect to, among other things, our operations and financial performance. All statements other than statements of historical facts contained in this prospectus are forward-looking statements. You can generally identify these forward-looking statements by terminology such as “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seek,” “approximately,” “predict,” “intend,” “plans,” “estimates,” “anticipates” or the negative version of these terms or other comparable terminology. Forward-looking statements inherently involve many risks and uncertainties that could cause actual results to differ from those expressed in forward-looking statements. Forward-looking statements are based on management’s current plans and expectations, expressed in good faith and believed to have a reasonable basis. However, we can give no assurance that any expectation or belief will result or will be achieved or accomplished. Investors therefore should not place undue reliance on forward-looking statements.

These forward-looking statements include, but are not limited to, statements about:

●	estimates regarding our financial performance, including future revenue, expenses and capital requirements;

●	our expected cash position and ability to obtain financing in the future on satisfactory terms or at all;

●	expectations regarding our plans to research, develop and commercialize our current and future product candidates, including TARA-002, and IV Choline Chloride;

●	expectations regarding the safety and efficacy of our product candidates;

●	expectations regarding the timing, costs and outcomes of our clinical trials;

●	expectations regarding potential market size;

●	expectations regarding the timing of the availability of data from our clinical trials;

●	expectations regarding the clinical utility, potential benefits and market acceptance of our product candidates;

●	expectations regarding our commercialization, marketing and manufacturing capabilities and strategy;

●	the implementation of our business model, strategic plans for our business, product candidates and technology;

●	expectations regarding our ability to identify additional products or product candidates with significant commercial potential;

●	developments and projections relating to our competitors and industry;

●	our ability to acquire, license and invest in businesses, technologies, product candidates and products;

●	our ability to remain listed on Nasdaq;

●	the impact of and changes or developments in government laws and regulations, including any executive orders or tariffs;

●	costs and outcomes relating to any disputes, governmental inquiries or investigations, regulatory proceedings, legal proceedings or litigation;

●	our ability to attract and retain key personnel to manage our business effectively;

●	our ability to prevent system failures, data breaches or violations of data protection laws;

●	the timing or likelihood of regulatory filings and approvals;

●	our ability to protect our intellectual property position; and

●	the impact of general U.S., foreign and global economic, industry, market, trade, regulatory, political or public health conditions.

You should refer to the “Risk Factors” section contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus, for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. Given these risks, uncertainties and other factors, many of which are beyond our control, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate, and you should not place undue reliance on these forward-looking statements. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all.

Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to revise any forward-looking statements to reflect events or developments occurring after the date of this prospectus, even if new information becomes available in the future.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Except as described in any applicable prospectus supplement or in any related free writing prospectus that we may authorize to be provided to you in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered hereby, if any, for general corporate purposes, including research and development expenses, general and administrative expenses, sales and marketing expenses, capital expenditures, which may include costs of funding future license agreements, acquisitions, and working capital or for any other purpose we describe in the applicable prospectus supplement. We will set forth in the applicable prospectus supplement or free writing prospectus our intended use for the net proceeds received from the sale of any securities sold pursuant to the prospectus supplement or free writing prospectus. Pending the use of net proceeds, we plan to invest the net proceeds primarily in short-term interest-bearing obligations, investment-grade securities, certificates of deposit or government securities.

DESCRIPTION OF CAPITAL STOCK

The following summary description of our capital stock is based on the provisions of our sixth amended and restated certificate of incorporation, as amended from time to time, our second amended and restated bylaws, our certificate of designation of preferences, rights and limitations of Series 1 Convertible Non-Voting Preferred Stock, as amended from time to time, and the applicable provisions of the Delaware General Corporation Law. This information is qualified entirely by reference to the applicable provisions of our sixth amended and restated certificate of incorporation, as amended from time to time, our second amended and restated bylaws, our certificate of designation of preferences, rights and limitations of Series 1 Convertible Non-Voting Preferred Stock, as amended from time to time, and the Delaware General Corporation Law. For information on how to obtain copies of our sixth amended and restated certificate of incorporation, as amended from time to time, our second amended and restated bylaws, our certificate of designation of preferences, rights and limitations of Series 1 Convertible Non-Voting Preferred Stock, as amended from time to time, each of which are exhibits to the registration statement of which this prospectus is a part, see “Where You Can Find Additional Information.” We refer in this section to our sixth amended and restated certificate of incorporation, as amended from time to time, and our second amended and restated bylaws as our “certificate of incorporation” and our “bylaws”, respectively.

General

Our authorized capital stock consists of 110,000,000 shares, all with a par value of $0.001 per share, of which 100,000,000 shares are designated as common stock and 10,000,000 shares are designated as preferred stock. As of March 11, 2026, we had 56,204,237 shares of common stock and 3,524.795 shares of Series 1 Preferred Stock outstanding.

Common Stock

Voting Rights

Each holder of our common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors. Our stockholders do not have cumulative voting rights in the election of directors. An election of directors by our stockholders shall be determined by a plurality of votes cast by the stockholders entitled to vote on the election.

Dividends

Subject to preferences that may be applicable to any then outstanding preferred stock, holders of our common stock are entitled to receive dividends, if any, as may be declared from time to time by the board of directors out of legally available funds.

Liquidation

In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then outstanding shares of preferred stock.

Rights and Preferences

Holders of common stock have no preemptive, conversion or subscription rights and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate in the future.

Preferred Stock

Under our certificate of incorporation, our board of directors has the authority, without further action by stockholders, to designate up to 10,000,000 shares of preferred stock in one or more series and to fix or alter, from time to time, the powers, designations, preferences, and relative, participating, optional, or other special rights, if any, and such qualifications and restrictions, if any, of any series of preferred stock, including dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and the liquidation preference of any wholly unissued series of preferred stock, any or all of which may be greater than the rights of the common stock, and to establish the number of shares constituting any such series.

Our board of directors will fix the rights, preferences, privileges, qualifications and restrictions of the preferred stock of each series that we sell under this prospectus and any applicable prospectus supplements in the certificate of designation relating to each such series. We will incorporate by reference as an exhibit to the registration statement of which this prospectus is a part or as an exhibit to one or more Current Reports on Form 8-K, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. This description will include:

●	the title and stated value;

●	the number of shares we are offering;

●	the liquidation preference per share;

●	the purchase price per share;

●	the dividend rate per share, dividend period, payment date or dates and method of calculation for dividends;

●	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

●	our right, if any, to defer payment of dividends and the maximum length of any such deferral period;

●	the procedures for any auction and remarketing, if any;

●	the provisions for a sinking fund, if any;

●	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

●	any listing of the preferred stock on any securities exchange or market;

●	whether the preferred stock will be convertible into our common stock or other securities of ours, including warrants, and, if applicable, the conversion price, or how it will be calculated, and under what circumstances and the mechanism by which it may be adjusted, and the conversion period;

●	whether the preferred stock will be exchangeable into debt securities or other securities of ours, and, if applicable, the exchange price, or how it will be calculated, and under what circumstances it may be adjusted, and the exchange period;

●	voting rights, if any;

●	preemptive rights, if any;

●	restrictions on transfer, sale or other assignment, if any;

●	whether interests in the preferred stock will be represented by depositary shares;

●	a discussion of any material or special U.S. federal income tax considerations applicable to the preferred stock;

●	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

●	any limitations on issuances of any class or series of preferred stock ranking senior to or on parity with the series of preferred stock being issued as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

●	any other specific terms, rights, preferences, privileges, qualifications or limitations of, or restrictions on the preferred stock.

If we issue and sell shares of preferred stock pursuant to this prospectus, together with any applicable prospectus supplement or free writing prospectus, the shares will be fully paid and non-assessable.

The laws of the state of Delaware, the state of our incorporation, provide that the holders of preferred stock will have the right to vote separately, as a class, on any proposal involving fundamental changes in the rights of holders of such preferred stock. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.

The issuance of preferred stock could adversely affect the voting power, conversion or other rights of holders of common stock and reduce the likelihood that common stockholders will receive dividend payments and payments upon liquidation. Preferred stock could be issued quickly with terms designed to delay, deter or prevent a change in control of our company or make removal of management more difficult. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of our common stock.

Series 1 Convertible Non-Voting Preferred Stock

On September 23, 2019, we entered into a subscription agreement, or the Subscription Agreement, with certain institutional investors, or the Purchasers, providing for the issuance and sale of 1,896,888 shares of common stock and 3,879.356 shares of Series 1 Preferred Stock. The Subscription Agreement was subsequently amended by a First Amendment to Subscription Agreement on November 19, 2019 and the Second Amendment to the Subscription Agreement on December 17, 2025. On September 24, 2020, we issued and sold in an underwritten public offering an additional 4,148 shares of our Series 1 Preferred Stock.

Each share of Series 1 Preferred Stock is convertible, at any time at the option of the holder thereof, a conversion rate equal to the stated value of $7,011.47 per share divided by an initial conversion price of $7.01 per share, subject to adjustment for any stock splits, stock dividends and similar events, and further subject to a 9.99% blocker provision. Upon written notice to us, a holder of Series 1 Preferred Stock may from time to time increase or decrease such limitation to any other percentage not in excess of 19.99% specified in such notice. Each share of Series 1 Preferred Stock is entitled to a preference of $10.00 per share upon liquidation of the Company, and thereafter will share ratably in any distributions or payments on an as-converted basis with the holders of common stock. In addition, upon the occurrence of certain transactions that involve the merger or consolidation of the Company, an exchange or tender offer, a sale of all or substantially all of the assets of the Company or a reclassification of its common stock, each share of Series 1 Preferred Stock will be convertible into the kind and amount of securities, cash and/or other property that the holder of a number of shares of common stock issuable upon conversion of one share of Series 1 Preferred Stock would receive in connection with such transaction. Except as provided in the Certificate of Designation or as required by law, the shares of Series 1 Preferred Stock have no voting rights.

In addition, pursuant to the Subscription Agreement, certain holders of Series 1 Preferred Stock have preemptive rights to participate pro rata in future equity financings of the Company, subject to certain exceptions and limitations. In addition, the lead Purchaser has the right (but not the obligation) to appoint up to two directors to our board of directors and one other Purchaser has the right (but not the obligation) to appoint one director to our board of directors, in each case subject to requirements related to holding minimum amounts of our equity securities. In addition, at any time when it does not have a designee serving on the board of directors, each of these Purchasers has a right to designate an individual to be present and participate in a non-voting capacity in all meetings of our board of directors and committees of the board. Further, we have also agreed not to take certain actions related to the business without the consent of the lead Purchaser for so long as such lead Purchaser continues to hold a minimum amount of the Series 1 Preferred Stock purchased under the Subscription Agreement. These actions include (a) liquidating, dissolving or winding-up the affairs of the Company; (b) any merger, consolidation or other Fundamental Transaction (defined in the Subscription Agreement); (c) amendments to our certificate of incorporation or bylaws in a manner that adversely effects the Series 1 Preferred Stock and that is disproportionate to the effect on any other class or series of capital stock; (d) material changes to the principal business of the Company; (e) purchases, redemptions or the payment of dividends on any capital stock (subject to certain exceptions); (f) the sale, assignment, license or pledge of TARA-002; and (g) transactions involving assets of the Company with an aggregate value over $2.5 million.

Concurrently with the execution of the Subscription Agreement, we entered into a registration rights agreement, or the Registration Rights Agreement, dated September 23, 2019, with the Purchasers. Pursuant to the terms of the Registration Rights Agreement, we prepared and filed a registration statement on Form S-3 on January 30, 2020 for the purposes of registering the resale of the shares of common stock issued pursuant to the Subscription Agreement and the shares of common stock issuable upon conversion of the Series 1 Preferred Stock issued pursuant to the Subscription Agreement. Additionally, pursuant to the Subscription Agreement, if at any time after 180 days following the date of closing of the issuance and sale of Series 1 Preferred Stock and common stock pursuant to the Subscription Agreement, either the lead Purchaser or another Purchaser determines that it may be deemed to be an “affiliate” of the Company within the meaning of Rule 144 of the Securities Act, we shall enter into a registration rights agreement with such Purchaser requiring us to file a registration statement on Form S-3 pursuant to a demand by such Purchaser in connection with the resale of such Purchaser’s shares of common stock.

The preceding summaries do not purport to be complete and are qualified in their entirety by reference to the Certificate of Designation for the Series 1 Preferred Stock, the Registration Rights Agreement, the Subscription Agreement and the amendments thereto, as applicable, copies of which are attached hereto as Exhibits 3.6, 4.3 10.1, 10.2 and 10.3 respectively, and which are incorporated herein by reference.

Delaware Anti-Takeover Law and Provisions of Our Certificate of Incorporation, as amended, and Bylaws, as amended

Our certificate of incorporation and our bylaws contain certain provisions that could have the effect of delaying, deterring or preventing another party from acquiring control of us, and therefore could adversely affect the market price of our common stock. These provisions and certain provisions of Delaware General Corporation Law, or the DGCL, which are summarized below, may also discourage coercive takeover practices and inadequate takeover bids, and are designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate more favorable terms with an unfriendly or unsolicited acquirer outweigh the disadvantages of potentially discouraging a proposal to acquire us.

Delaware Anti-Takeover Law

We are subject to Section 203 of the DGCL, or Section 203. Section 203 generally prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the time that such stockholder became an interested stockholder, unless:

●	prior to such time the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

●	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●	at or subsequent to such time the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a business combination to include:

●	any merger or consolidation involving the corporation and the interested stockholder;

●	any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

●	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

●	subject to exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; and

●	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.

Certificate of Incorporation and Bylaws

Our certificate of incorporation and bylaws contain certain provisions that are intended to enhance the likelihood of continuity and stability in the composition of the board of directors and which may have the effect of delaying, deferring or preventing a future takeover or change in control unless such takeover or change in control is approved by the board of directors. In addition, the authorization of undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change our control. These provisions include:

Classified board of directors

Our certificate of incorporation provides that the board of directors is divided into three classes of directors, with the classes as nearly equal in number as possible. Any additional directorships resulting from an increase in the number of directors will be apportioned by the board of directors among the three classes. The classification of directors will have the effect of making it more difficult for stockholders to change the composition of the board of directors.

Our certificate of incorporation provides that, subject to any rights of holders of preferred stock to elect additional directors under specified circumstances, the number of directors will be fixed exclusively pursuant to a resolution adopted by the board of directors. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class shall consist of one third of the board of directors.

Action by Written Consent; Special Meetings of Stockholders

Our certificate of incorporation provides that stockholder action can be taken only at an annual or special meeting of stockholders and cannot be taken by written consent in lieu of a meeting. Our certificate of incorporation and bylaws also provide that, except as otherwise required by law, special meetings of the stockholders can be called only by or at the direction of the board of directors pursuant to a resolution adopted by a majority of the total number of directors. Except as described above, stockholders will not be permitted to call a special meeting or to require the board of directors to call a special meeting.

Removal of Directors

Our certificate of incorporation provides that our directors may be removed only for cause by the affirmative vote of at least 75% of the voting power of our outstanding shares of capital stock, voting together as a single class and entitled to vote in the election of directors. This requirement of a supermajority vote to remove directors could enable a minority of our stockholders to prevent a change in the composition of the board of directors.

Advance Notice Procedures

Our bylaws include an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to the board of directors. Stockholders at an annual meeting will only be able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given our Secretary timely written notice, in proper form, of the stockholder’s intention to bring that business before the meeting. Although the bylaws do not give the board of directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, the bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of us.

Super Majority Approval Requirements

The Delaware General Corporation Law generally provides that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws, unless either a corporation’s certificate of incorporation or bylaws requires a greater percentage. Our certificate of incorporation and bylaws provide that the affirmative vote of holders of at least 75% of the outstanding shares of capital stock, voting together as a single class and entitled to vote in the election of directors will be required to amend, alter, change or repeal the bylaws and certain portions of the certificate of incorporation. This requirement of a supermajority vote to approve amendments to our bylaws could enable a minority of our stockholders to exercise veto power over any such amendments.

Authorized but Unissued Shares

Our authorized but unissued shares of common stock will be available for future issuance without stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock could render more difficult or discourage an attempt to obtain control of a majority of our common stock by means of a proxy contest, tender offer, merger or otherwise.

Exclusive Forum

Our certificate of incorporation provides that, subject to limited exceptions, the state or federal courts located in the State of Delaware will be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees to us or our stockholders, (iii) any action asserting a claim against us arising pursuant to any provision of the Delaware General Corporation Law, our certificate of incorporation or our bylaws, or (iv) any other action asserting a claim against our that is governed by the internal affairs doctrine; provided, that these provisions will not apply to actions or proceedings brought to enforce a duty or liability created by the Securities Act, the Securities Exchange Act of 1934, as amended, or the Exchange Act, or any other claim for which the federal courts have exclusive jurisdiction. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock shall be deemed to have notice of and to have consented to the provisions of our certificate of incorporation described above. Although we believe these provisions benefit us by providing increased consistency in the application of Delaware law for the specified types of actions and proceedings, the provisions may have the effect of discouraging lawsuits against our directors and officers. The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that, in connection with one or more actions or proceedings described above, a court could find the choice of forum provisions contained in our certificate of incorporation to be inapplicable or unenforceable.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

Listing

Our common stock is listed on Nasdaq under the symbol “TARA.”

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue the debt securities under the indenture that we will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part, or will be incorporated by reference from, reports that we file with the SEC.

The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

General

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

●	the title of the series of debt securities;

●	any limit upon the aggregate principal amount that may be issued;

●	the maturity date or dates;

●	the form of the debt securities of the series;

●	the applicability of any guarantees;

●	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

●	whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;

●	if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

●	the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

●	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

●	if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

●	the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

●	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

●	any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

●	whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities; the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities; and the depositary for such global security or securities;

●	if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;

●	if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

●	additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;

●	additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

●	additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;

●	additions to or changes in the provisions relating to satisfaction and discharge of the indenture;

●	additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

●	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;

●	whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;

●	the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;

●	any restrictions on transfer, sale or assignment of the debt securities of the series; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than any subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.

Events of Default under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:

●	if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

●	if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

●	if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

●	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

●	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

●	subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:

●	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

●	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request;

●	such holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request; and

●	the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.

Modification of Indenture; Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters:

●	to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;

●	to comply with the provisions described above under “Description of Debt Securities—Consolidation, Merger or Sale;”

●	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

●	to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;

●	to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

●	to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;

●	to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities—General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

●	to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or

●	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

●	In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

●	extending the fixed maturity of any debt securities of any series;

●	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or

●	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

●	provide for payment;

●	register the transfer or exchange of debt securities of the series;

●	replace stolen, lost or mutilated debt securities of the series;

●	pay principal of and premium and interest on any debt securities of the series;

●	maintain paying agencies;

●	hold monies for payment in trust;

●	recover excess money held by the trustee;

●	compensate and indemnify the trustee; and

●	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or another depositary named by us and identified in the applicable prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating to any book-entry securities will be set forth in the applicable prospectus supplement.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

●	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

●	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given to it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the internal laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements and free writing prospectuses, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase common stock, preferred stock or debt securities and may be issued in one or more series. Warrants may be issued independently or together with common stock, preferred stock or debt securities offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement and any applicable free writing prospectus. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We have filed forms of the warrant agreements as exhibits to the registration statement of which this prospectus is a part. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement, if any, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to the particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplements related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectuses, and the complete warrant agreements and warrant certificates that contain the terms of the warrants.

General

In the applicable prospectus supplement, we will describe the terms of the series of warrants being offered, including, to the extent applicable:

●	the title of such securities;

●	the offering price or prices and aggregate number of warrants offered;

●	the currency or currencies for which the warrants may be purchased;

●	the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

●	the date on and after which the warrants and the related securities will be separately transferable;

●	the minimum or maximum amount of such warrants which may be exercised at any one time;

●	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at which, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

●	in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which, and the currency in which, these shares may be purchased upon such exercise;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

●	the terms of any rights to redeem or call the warrants;

●	the terms of any rights to force the exercise of the warrants;

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

●	the dates on which the right to exercise the warrants will commence and expire;

●	the manner in which the warrant agreements and warrants may be modified;

●	a discussion of any material or special U.S. federal income tax considerations of holding or exercising the warrants;

●	the terms of the securities issuable upon exercise of the warrants; and

●	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

●	in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any; or

●	in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent in connection with the exercise of the warrant.

On receipt of payment and the warrant or warrant certificate, as applicable, properly completed and duly executed at the corporate trust office of the warrant agent, if any, or any other office, including ours, indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the securities purchasable on such exercise. If less than all of the warrants (or the warrants represented by such warrant certificate) are exercised, a new warrant or a new warrant certificate, as applicable, will be issued for the remaining warrants.

Governing Law

Unless we provide otherwise in the applicable prospectus supplement, the warrants and warrant agreements, and any claim, controversy or dispute arising under or related to the warrants or warrant agreements, will be governed by and construed in accordance with the laws of the State of New York.

Enforceability of Rights by Holders of Warrants

Each warrant agent, if any, will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee or depositary maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Global securities will be registered in the name of the depositary or its participants. Consequently, for global securities, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a global security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not legal holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities that are not issued in global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we or any applicable trustee or depositary will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we or any such trustee or depositary will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee or third party employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the legal holder, we have no further responsibility for the payment or notice even if that legal holder is required, under agreements with its participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture, or for other purposes. In such an event, we would seek approval only from the legal holder, and not the indirect holders, of the securities. Whether and how the legal holders contact the indirect holders is up to the legal holders.

Special Considerations for Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form because the securities are represented by one or more global securities or in street name, you should check with your own institution to find out:

●	how it handles securities payments and notices;

●	whether it imposes fees or charges;

●	how it would handle a request for the holders’ consent, if ever required;

●	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

●	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

●	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we issue to, deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, DTC, New York, New York, will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “—Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and legal holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a legal holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued as a global security, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only as global securities, an investor should be aware of the following:

●	an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

●	an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

●	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

●	an investor may not be able to pledge his or her interest in the global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

●	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in the global security;

●	we and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security, nor will we or any applicable trustee supervise the depositary in any way;

●	the depositary may, and we understand that DTC will, require that those who purchase and sell interests in the global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

●	financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in the global security, may also have their own policies affecting payments, notices and other matters relating to the securities.

There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, a global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own names, so that they will be direct holders. We have described the rights of holders and street name investors above.

Unless we provide otherwise in the applicable prospectus supplement, the global security will terminate when the following special situations occur:

●	if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

●	if we notify any applicable trustee that we wish to terminate that global security; or

●	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and neither we nor any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

We may also sell equity securities covered by this registration statement in an “at the market” offering as defined in Rule 415 under the Securities Act.

Such offering may be made into an existing trading market for such securities in transactions at other than a fixed price, either:

●	on or through the facilities of Nasdaq or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale; and/or

●	to or through a market maker other than on Nasdaq or such other securities exchanges or quotation or trading services.

Such “at the market” offerings, if any, may be conducted by underwriters acting as principal or agent.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

●	the name or names of any underwriters, dealers or agents, if any;

●	the purchase price of the securities and the proceeds we will receive from the sale;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

●	any public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities, and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities related to this offering, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. These transactions may be effected on any exchange or over-the-counter market or otherwise.

Any underwriters who are qualified market makers on Nasdaq may engage in passive market making transactions in the securities on Nasdaq in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters in connection with the offering and the validity of the securities offered by this prospectus, and any supplement thereto, will be passed upon by Kirkland & Ellis LLP. If any legal matters relating to offerings made in connection with this prospectus are passed upon by counsel for the underwriters, dealers or agents, that counsel will be named in the prospectus supplement relating to such offering.

EXPERTS

The consolidated financial statements of Protara Therapeutics, Inc. appearing in Protara Therapeutic, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2025, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the report of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You should rely only on the information contained in this prospectus or incorporated by reference. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered by this prospectus.

We must comply with the informational requirements of the Exchange Act, and we are required to file reports and proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information on the SEC’s website at http://www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers like us that file electronically with the SEC. We maintain a website at www.protaratx.com. The information contained in, or that can be accessed through, our website is not incorporated by reference herein and is not part of this prospectus.

Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance we refer you to the copy of the contract or document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We also incorporate by reference into this prospectus the documents listed below and any future filings made by us with the SEC (other than current reports or portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items and other portions of documents that are furnished, but not filed, pursuant to applicable rules promulgated by the SEC) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of the registration statement, and (ii) after the effectiveness of the registration statement but prior to the termination of the offering of the securities covered by the applicable prospectus supplement:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 10, 2026 (including those portions of our Proxy Statement for our 2026 Annual Meeting of Stockholders filed with the SEC on April 28, 2026 that are deemed to be incorporated by reference therein);

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026 filed with the SEC on May 13, 2026;

●	our Current Report on Form 8-K filed on February 24, 2026 (only with respect to the items “filed” and not “furnished”); and

●	the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on October 16, 2014, including any amendments or reports filed for the purposes of updating this description.

We will furnish without charge to each person, including any beneficial owner, to whom this prospectus supplement and the accompanying prospectus is delivered, upon written or oral request, a copy of any document incorporated by reference. Requests should be addressed to 345 Park Avenue South, Third Floor, New York, New York 10010, Attn: Secretary or may be made telephonically at (646) 844-0337. Copies of these filings are filings are also available, without charge, on the SEC’s website at www.sec.gov and on our website www.protaratx.com as soon as reasonably practicable after they are filed electronically with the SEC. The information contained on our website is not part of this prospectus supplement or the accompanying prospectus.

In accordance with Rule 412 of the Securities Act, any statement contained in a document incorporated by reference in this prospectus supplement or the accompanying prospectus shall be deemed modified, superseded or replaced for the purposes of this prospectus supplement or the accompanying prospectus to the extent that a statement contained in this prospectus supplement or the accompanying prospectus or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

$100,000,000

Common Stock

PROSPECTUS SUPPLEMENT

TD Cowen

May 22, 2026